UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2012

ASPECT SOFTWARE GROUP HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-170936	98-0587778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Apollo Drive

Chelmsford, Massachusetts 01824

(Address of principal executive offices, zip code)

(978) 250-7900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, Aspect Software, Inc. (“Aspect”) appointed Robert Krakauer as Chief Financial Officer and Executive Vice President. Mr. Krakauer replaces Michael Provenzano, who has departed Aspect to pursue other interests.

Prior to joining Aspect, Mr. Krakauer, age 46, had served as interim Chief Financial Officer at Genesys Telecommunications Laboratories from December 2011 until July 2012. Prior to joining Genesys, Mr. Krakauer had served as the Chief Financial Officer of Global Foundries, Inc. from July 2010 until November 2011 and the Chief Financial Officer of LifeLock, Inc. from April 2009 until July 2010. Prior to joining LifeLock, Inc. Mr. Krakauer worked at MagnaChip Corporation in various positions from July 2004 until April 2009. From January 2007 until April 2009, Mr. Krakauer served as President, Chief Financial Officer, and director of MagnaChip Corporation and also served as General Manager of MagnaChip Corporation’s Imaging Solutions Division from March 2007 until April 2009.

In connection with his appointment, Mr. Krakauer entered into an employment agreement with Aspect. Pursuant to the terms of the agreement, Mr. Krakauer’s base salary shall be $375,000 per year (subject to review on an annual basis) and he shall be entitled to earn an additional annual cash bonus upon the achievement of performance targets determined by the board of directors. In the event Mr. Krakauer is terminated without cause or he resigns for good reason, he shall be entitled to continue to receive his base salary for twelve months from the date of his termination. Mr. Krakauer’s employment agreement shall survive until the earlier of July 9, 2017 or the consummation of a Qualifying Change of Control (as defined in the agreement), unless otherwise terminated earlier.

The foregoing description of Mr. Krakauer’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also in connection with his appointment, Mr. Krakauer was granted options to purchase 2,291,783 Class A-2 shares of Aspect Software Group Holdings Ltd. (“Parent”) in accordance with a share option agreement pursuant to Parent’s 2003 Share Purchase and Option Plan. The share option agreement provides, among other things, that Mr. Krakauer’s options shall vest over five years, with 20% becoming vested on each anniversary of the grant date, provided that Mr. Krakauer is continuously employed by Parent or its subsidiaries as of such date. This award is subject to accelerated vesting in certain circumstances, including in connection with certain terminations or a sale of the company. The foregoing description of Mr. Krakauer’s share option agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement by and between Robert Krakauer and Aspect Software, Inc., dated as of July 9, 2012.

10.2	Share Option Agreement between Aspect Software Group Holdings Ltd. and Robert Krakauer, dated as of July 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE GROUP HOLDINGS LTD.

Date: July 13, 2012	By:	/s/ James D. Foy
		Name:	James D. Foy
		Title:	President